UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2023 (January 24, 2023)

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2023, American International Group, Inc. (the “Company” or “AIG”) terminated Mark D. Lyons from his position as Interim Chief Financial Officer and Executive Vice President, Global Chief Actuary and Head of Portfolio Management of the Company, after the Company became aware that he violated his confidentiality/non-disclosure obligations to the Company. These violations were unrelated to the Company’s financial statements, financial reporting generally and related disclosure controls and procedures, or reserves.

In recognition of Mr. Lyons’ contributions to AIG since he joined the Company in 2018, the Compensation and Management Resources Committee of the Board of Directors of the Company (the “Board”) and the Board approved the Company’s entry into a settlement agreement with Mr. Lyons (the “Settlement Agreement”), pursuant to which the Company has agreed to pay Mr. Lyons an aggregate cash amount of $7.5 million, which will be paid in two equal installments on or before each of February 15, 2023 and February 15, 2024. The description of the Settlement Agreement set forth above is qualified in its entirety by the Settlement Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 25, 2023, the Company appointed Sabra Purtill, age 60, to serve as the Company’s Interim Chief Financial Officer. Since April 2022, Ms. Purtill has served as Chief Investment Officer of Corebridge Financial, Inc. (formerly known as AIG’s Life and Retirement business). Prior to that, Ms. Purtill served as Executive Vice President and Chief Risk Officer of AIG from July 2021 and has previously served as AIG’s Deputy Chief Financial Officer, overseeing Treasury, Banking and Rating Agency Relations, Investor Relations, and Corporate Development. Prior to joining AIG in 2019, Ms. Purtill was with The Hartford Financial Services Group, Inc., where she served as Senior Vice President, Investor Relations & Treasurer. She was also Managing Director, Investor Relations & Communications, at Assured Guaranty Ltd. and, prior to that, was Senior Vice President at ACE Limited, now known as Chubb Limited.

On January 30, 2023, the Company appointed Turab Hussain to serve as the Company’s Interim Global Chief Actuary. Mr. Hussain has served as Chief Risk Officer of General Insurance at AIG since September 2021.

A copy of AIG’s related press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed as a part of this Report.

Exhibit No.	Description
99.1	Settlement Agreement and Release, dated January 29, 2023
99.2	Press Release of American International Group, dated January 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.

		By:	/s/ Michael W. Leahy
			Name:	Michael W. Leahy
			Title:	Senior Vice President & Deputy General Counsel

DATE:	January 30, 2023